Exhibit 99.1

Press Release

FREYR Battery Reports Second Quarter 2021 Results

New York, Oslo and Luxembourg, August 12, 2021 – FREYR Battery (NYSE: FREY) (“FREYR”), a developer of clean, next-generation battery cell production capacity, today reported financial results of FREYR AS for the second quarter of fiscal year 2021. FREYR listed on the New York Stock Exchange (“NYSE”) following the completion of the Business Combination between Alussa Energy Acquisition Corp. (“Alussa”) and FREYR AS on July 9, 2021 (the “Business Combination”).

Highlights of the second quarter 2021 and subsequent events:

•	Completed the Business Combination and NYSE listing, raising $704 million in gross proceeds as equity financing for the development of low-cost, low-carbon battery cell manufacturing capacity

•	FREYR continues to progress towards the development of up to 43 Gigawatt hours (“GWh”) of battery cell production capacity by 2025 with an ambition of up to 83 GWh in total capacity by 2028

•	Made the Final Investment Decision (“FID”) for the Customer qualification plant (“CQP”), which is scheduled to commence operations from the second half of 2022

•	Announced ongoing negotiations to potentially build battery production facilities in North America

•	Announced two non-binding memoranda of understanding (“MoU”) with Finnish Minerals Group and the City of Vaasa, respectively, targeting potential strategic collaborations and industrial scaling of clean battery cell technology in Finland

•	FREYR AS second-quarter net loss of $8.0 million, or ($0.04) per fully diluted share, reflects the costs of organizational expansion and preparations to start construction of the CQP

•	The combined balance sheet of FREYR and Alussa, presented as if the Business Combination had been completed as of June 30, 2021, had cash and cash equivalents of $652 million.

“FREYR is focused on executing our plan to develop clean, cost-efficient battery cell production capacity at scale by 2025, which we expect will position FREYR as one of Europe’s largest battery cell suppliers. Our near-term priorities are to build our commercial portfolio, establish our operations in accordance with key milestones, and fund our continued expansion,” said Tom Jensen, the CEO of FREYR. “The NYSE listing is a critical milestone that supports FREYR’s long-term ambition to decarbonize transport and energy systems by delivering sustainable and cost-effective batteries to energy storage systems (ESS), electric vehicles and other applications, thereby generating returns for our shareholders and stakeholders.”

Business Update

•	The ESS market represents a rapidly growing opportunity for FREYR. In May 2021, Rystad Energy forecasted that approximately 1,800 GWh of battery capacity or flexible energy sources will be required to back up solar and wind power in the U.S. by 2030 based on the Biden administration’s announced decarbonization goals. In May 2021, FREYR announced that it entered into an MoU with ESS manufacturer Eguana Technologies Inc. for the potential offtake of high-density and cost-competitive battery cells over five years. Under the agreement, FREYR will also engage Eguana in designing and producing cost-optimized, standardized battery modules.

•	In June 2021, FREYR disclosed ongoing negotiations with a major multinational industrial conglomerate on a draft non-binding MoU for a potential joint venture in North America. The draft MoU provides a framework for FREYR and a subsidiary of a major multinational industrial conglomerate to build production facilities in North America using U.S.-developed solutions from 24M at a targeted scale of at least 50 GWh of annual battery cell capacity by 2030. The use of 24M process technology in the potential joint venture would require a modification to FREYR’s existing 24M license agreement.

•	In June 2021, and in line with its strategy of developing local battery supply chains to access materials made responsibly with renewable energy, FREYR signed a non-binding MoU with Talga Group Ltd. (“Talga”) for the supply of active anode materials based on natural graphite produced in Sweden. The parties intend to discuss binding long-term supply agreements as well as other business models and collaborations.

•	In July 2021, FREYR announced that it had reached FID to proceed with the construction of the CQP and first battery cell production line in Mo i Rana, Norway. Preparatory work on the facility is ongoing with a targeted start of initial operations in the second half of 2022. The CQP is expected to enable 24M technology implementation, testing of materials and battery cells, training of staff, and the supply of samples to potential customers across targeted market segments. The CQP investment will be higher than initially forecasted, reflecting both higher equipment and materials costs as well as production line design enhancements, based on feedback from potential customers, to increase flexibility. After making the FID, FREYR signed contracts for the supply of long lead items for the construction of the plant.

•	In July 2021, FREYR signed a contract with Mpac Lambert for the supply of the casting and unit cell assembly equipment package to the battery cell production line at FREYR’s CQP in Mo i Rana, Norway.

•	Earlier today, FREYR announced two non-binding memoranda of understanding (“MoU”) with Finnish Minerals Group for strategic collaboration on industrial scale battery cell production, and with the City of Vaasa for sustainable battery cell production in Finland, respectively. Finnish Minerals Group acts as a holding company in the Finnish mining and chemical industry providing low-carbon materials to the battery industry and is supportive of establishing local Nordic and European battery technology supply chains. The MoU with the City of Vaasa provides FREYR with the exclusive right to a 90-hectare (900,000 square meters) site for a potential battery cell plant and states that the parties will explore opportunities for joint site-development to accelerate supply of low-carbon and low-cost batteries in Finland subject to certain conditions being met.

•	FREYR is engaged in customer dialogues for offtake of clean, low-cost battery cells from the planned production facilities in Norway. The discussions represent an aggregate volume potential significantly above the up to 43 GWh of targeted battery cell production capacity by 2025 for applications across the energy storage system (ESS), electric vehicle and marine transportation segments.

Results Overview

•	FREYR AS reported a Net Loss for the second quarter of fiscal year 2021 of $(8.0) million or $(0.04) per share compared to FREYR AS’s Net Loss of $(1.0) million or $(0.01) per share for the second quarter of fiscal year 2020.

•	FREYR AS reported a total operating loss for the second quarter of fiscal year 2021 of $(10.2) million compared to FREYR AS’s total operating loss of $(1.0) million for the second quarter of fiscal year 2020.

Financing and Liquidity

•	The Business Combination was completed on July 9, 2021. The transaction provided $704 million of gross proceeds to FREYR, net of redemptions by Alussa Energy shareholders, and including a $600 million Private Investment in Public Equity (“PIPE”) at $10.00 per share.

•	As of June 30, 2021, FREYR AS had cash and cash equivalents of $11.2 million. The combined balance sheet of FREYR and Alussa, presented as if the Business Combination had been completed as of June 30, 2021, had cash and cash equivalents of $652 million

Business Outlook

FREYR looks forward to achieving the following milestones over the next 18 months:

•	Progress development of the CQP with a targeted start of operations in the second half of 2022

•	Complete CQP equipment tenders and advance tendering for the subsequent Gigafactories

•	Progress and announce customer offtake agreements

•	Develop and announce new decarbonized supply chain partnerships

Presentation of Second Quarter 2021 Results

A presentation will be held today, Thursday, August 12th, 2021, at 8:00 A.M. (EDT) to discuss financial results for the second quarter of fiscal year 2021. The results and presentation material will be available for download at http://www.freyrbattery.com.

To access the conference call, listeners should contact the conference call operator at the appropriate number listed below approximately 10 minutes prior to the start of the call.

United Kingdom Toll: +44 3333000804
United States Toll: +1 6319131422
Switzerland Toll: +41 225809034
Spain Toll: +34 935472900
Norway Toll: +47 23500243
Luxembourg Toll: +352 27300160
Hong Kong Toll: +852 30600225
Germany Toll: +49 6913803430
France Toll: +33 170750711
Denmark Toll: +45 35445577
Canada Toll: +1 4162164189

The participant passcode for the call is: 14540890#

A webcast of the conference call will be broadcast simultaneously at https://streams.eventcdn.net/freyer/h1q2-2021/register on a listen-only basis. Please log in at least 10 minutes in advance to register and download any necessary software.

***

About FREYR Battery

FREYR plans to develop up to 43 GWh of battery cell production capacity by 2025 with an ambition of up to 83 GWh in total capacity by 2028 to position the company as one of Europe’s largest battery cell suppliers. Five of the facilities will be located in the Mo i Rana industrial complex in Northern Norway, leveraging Norway’s highly skilled workforce and abundant, low-cost renewable energy sources from hydro and wind in a crisp, clear and energized environment. FREYR will supply safe, high-energy density and cost competitive clean battery cells to the rapidly growing global markets for electric vehicles, energy storage, and marine applications. FREYR is committed to supporting cluster-based R&D initiatives and the development of an international ecosystem of scientific, commercial, and financial stakeholders to support the expansion of the battery value chain in our region. For more information, please visit www.freyrbattery.com.

Contact details:

FREYR Battery

Steffen Føreid, CFO	steffen.foreid@freyrbattery.com
Jeffrey Spittel, Vice President, Investor Relations	jeffrey.spittel@freyrbattery.com

FREYR Battery reports in U.S. Dollars and in accordance with U.S. GAAP.

Cautionary Statement Concerning Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, including, without limitation, regarding the development, timeline, capacity and other usefulness of FREYR’s CQP and planned Gigafactories; progress to complete CQP equipment tenders and progress of tendering for the subsequent Gigafactories; progress and development of customer offtake agreements and supply chain partnerships; the development and growth of FREYR’s target markets; the scale and arrangements for any FREYR production facilities in North America; the progress and development of FREYR’s partnerships and plans in Finland; the development and commercialization of 24M SemiSolid technology; FREYR’s manufacturing capacity relative to other market participants; and the development of customer and supplier relationships are forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FREYR’s control and are difficult to predict. Additional information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in FREYR’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 9, 2021, as amended, and available on the SEC’s website at www.sec.gov.

Except as otherwise required by applicable law, FREYR disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Should underlying assumptions prove incorrect, actual results and projections could different materially from those expressed in any forward-looking statements.

FREYR AS

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share and per Share Amounts)

	As of June 30,	As of December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$11,279	$14,749
Restricted cash	803	196
Prepaid assets	1,514	464
VAT receivable	477	442
Interest income receivable	8	-
Total current assets	14,081	15,851
Property and equipment, net	162	80
Other long-term assets	12	-
Total assets	$14,255	$15,931
Liabilities and shareholders' equity (deficit)
Current liabilities
Accounts payable	$1,955	$888
Accrued liabilities	4,214	2,153
Accounts payable and accrued liabilities - related party	1,253	322
Redeemable preferred shares	15,000	7,574
Deferred income	1,421	-
Total current liabilities	23,843	10,937
Other long-term liabilities	-	38
Total liabilities	23,843	10,975
Commitments and contingencies (Note 5)
Shareholders' equity (deficit)
Ordinary share capital, NOK 0.01 par value, 209,196,827 shares authorized, issued and outstanding as of June, 30, 2021 and December 31, 2020	238	238
Additional paid-in capital	20,090	14,945
Accumulated other comprehensive income	892	658
Accumulated deficit	(30,808)	(10,885)
Total shareholders' equity (deficit)	(9,588)	4,956
Total liabilities and shareholders' equity (deficit)	$14,255	$15,931

See accompanying notes to condensed consolidated financial statements

FREYR AS

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In Thousands, Except Share and per Share Amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Operating expenses:
General and administrative	$4,006	$413	$11,138	$1,007
Research and development	3,045	43	5,952	88
Depreciation	14	3	24	6
Other operating expenses	3,155	541	5,026	780
Total operating expenses	10,220	1,000	22,140	1,881
Loss from operations	(10,220)	(1,000)	(22,140)	(1,881)
Other income (expense):
Redeemable preferred shares fair value adjustment	69	-	75	-
Interest income	2	-	8	-
Warrant liability fair value adjustment	-	(159)	-	(225)
Convertible notes fair value adjustment	-	(59)	-	(34)
Interest expense	-	(34)	-	(42)
Foreign currency transaction (loss) gain	(209)	1	(188)	(4)
Gain on settlement of warrant liability	-	-	-	-
Other income	2,322	231	2,322	271
Loss before income taxes	(8,036)	(1,020)	(19,923)	(1,915)
Income tax expense	-	-	-	-
Net loss	$(8,036)	$(1,020)	$(19,923)	$(1,915)

Other comprehensive income (loss):
Foreign currency translation adjustments	177	(117)	234	129
Total comprehensive loss	$(7,859)	$(1,137)	$(19,689)	$(1,786)

Basic and diluted weighted-average ordinary shares outstanding	209,196,827	120,945,619	209,196,827	119,822,809
Basic and diluted net loss attributable to ordinary shareholders (Note 13)	$(0.04)	$(0.01)	$(0.10)	$(0.02)

See accompanying notes to condensed consolidated financial statements

FREYR AS

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	For the six months ended June 30,
	2021	2020
Cash flows from operating activities
Net loss	$(19,923)	$(1,915)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation expense	4,688	-
Depreciation	24	6
Redeemable preferred shares fair value adjustment	(75)	-
Foreign currency transaction loss on redeemable preferred shares	28	-
Warrant liability fair value adjustment	-	225
Convertible notes fair value adjustment	-	34
Other	-	106
Changes in assets and liabilities:
Prepaid assets	(1,049)	(142)
VAT receivable	(42)	149
Interest income receivable	(8)	-
Accounts payable and accrued liabilities	3,659	486
Accounts payable and accrued liabilities - related party	950	(6)
Deferred income	1,431	-
Net cash used in operating activities	(10,317)	(1,057)
Cash flows from investing activities
Purchases of property and equipment	(107)	(25)
Purchases of other long-term assets	(12)	-
Net cash used in investing activities	(119)	(25)
Cash flows from financing activities
Capital contributions - ordinary shares	-	1,000
Issuance cost	-	(5)
Proceeds from issuance of redeemable preferred shares	7,500	-
Proceeds from issuance of convertible debt	-	1,066
Proceeds from issuance of convertible debt - related party	-	412
Net cash provided by financing activities	7,500	2,473
Effect of changes in foreign exchange rates on cash, cash equivalents, and restricted cash	73	(1)
Net increase in cash, cash equivalents, and restricted cash	(2,863)	1,390
Cash, cash equivalents, and restricted cash at beginning of period	14,945	257
Cash, cash equivalents, and restricted cash at end of period	$12,082	$1,647

Supplemental disclosures of cash flow information
Cash paid for interest	$-	$13
Cash paid for income taxes	-	-

Significant non-cash investing and financing activities
Settlement of accrued liabilities through issuance of non-employee warrants	$460	$-
Settlement of other long-term liabilities through issuance of employee options	38	-

Reconciliation to consolidated balance sheets
Cash and cash equivalents	$11,279	$1,610
Restricted cash	803	37
Cash, cash equivalents, and restricted cash	$12,082	$1,647

See accompanying notes to condensed consolidated financial statements